UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2005

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 11, 2005, Red Robin Gourmet Burgers, Inc. (the “Company”) announced that Michael J. Snyder has retired as the Company’s Chairman of the Board of Directors, President and Chief Executive Officer. In connection with his retirement, Mr. Snyder entered into a written agreement with the Company dated August 10, 2005 (the “Retirement and General Release Agreement”). The Retirement and General Release Agreement provides that Mr. Snyder will be entitled to receive his salary, accrued vacation and other benefits customarily provided to employees of the Company through August 31, 2005; Mr. Snyder’s stock options shall terminate as of August 31, 2005; and Mr. Snyder will reimburse the Company in full for certain expenses determined to be inconsistent with Company policies or lacking sufficient documentation. Mr. Snyder also agreed to a general release of claims against the Company. A copy of the Retirement and General Release Agreement is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

On August 11, 2005, the Company also announced that James P. McCloskey has resigned as Senior Vice President. In connection with his resignation, Mr. McCloskey entered into a written agreement with the Company dated August 10, 2005 (the “Resignation and Release Agreement”). The Resignation and General Release Agreement provides that Mr. McCloskey will be entitled to receive his salary, accrued vacation and other benefits customarily provided to employees of the Company through August 31, 2005; and Mr. McCloskey’s stock options shall terminate as of August 31, 2005. Mr. McCloskey also agreed to a general release of claims against the Company. A copy of the Resignation and General Release Agreement is filed with this report as Exhibit 10.2 and is incorporated herein by reference.

Item 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The Retirement and General Release Agreement referred to in Item 1.01 also terminates the employment agreement dated May 11, 2000 between the Company and Michael J. Snyder (except certain noncompetition and other provisions that expressly survive the termination of employment). Mr. Snyder’s employment agreement was previously filed as Exhibit 10.10 to the Company’s Registration Statement on Form S-1 dated April 26, 2002 (Registration No. 333-87044).

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 11, 2005, the Company issued a press release describing selected financial results of the Company for the twelve and twenty-eight weeks ended July 10, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and is being incorporated herein by reference.

The information incorporated by reference in Item 2.02 of this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On August 11, 2005, the Company announced that Dennis B. Mullen, age 61, a Company director since 2002, has been named Chairman of the Board and Chief Executive Officer. Mr. Mullen has been a private investor for the past five years. Mr. Mullen currently serves as the chairman of the Janus Funds, chairs the Janus Funds’ nominating and governance committee, and serves on the Janus Funds’ audit and brokerage committees. Prior to his appointment as chairman of the Janus Funds, he served as the lead independent trustee for Janus Funds. As a trustee for Janus Funds, Mr. Mullen chaired the audit committee. Prior to 1998, Mr. Mullen had more than 30 years experience as a corporate executive in the restaurant industry, and has served as chief executive officer for several restaurant chains, including Cork & Cleaver Restaurants of Denver, Colorado; Pedro Verde’s Mexican Restaurants, Inc. of Boulder, Colorado; Garcia’s Restaurants, Inc. of Phoenix, Arizona; and BCNW, a franchise of Boston Chicken, Inc. in Seattle, Washington. Mr. Mullen started his professional career at PricewaterhouseCoopers and also served as the chief financial officer for Lange Ski Boots.

Mr. Mullen will continue in his position as a director of the Company. However, as a result of Mr. Mullen’s appointment as Chief Executive Officer, he will no longer serve on the Audit or Nominating and Governance Committees of the Board of Directors. He will be replaced on the Audit and Nominating and Corporate Governance Committees by James T. Rothe.

On August 11, 2005, the Company also announced that Michael J. Snyder has retired as the Company’s Chairman of the Board of Directors, President and Chief Executive Officer. A description of the terms of Mr. Snyder’s retirement are included under Item 1.01 and incorporated herein by reference.

The Company also announced that Eric C. Houseman has been elevated from Vice President of Restaurant Operations to President and Chief Operating Officer. Mr. Houseman, age 37, joined the Company in 1993 and has served as the Company’s Vice President of Restaurant Operations since March 2000. From 1993 to March 2000, Mr. Houseman served in various regional operations management positions with the Company.

The Company also announced that, at the request of the Board of Directors, Edward T. Harvey will continue to serve on the Board and has been appointed by the Board of Directors to serve as Lead Director. Mr. Harvey has been a member of the Company’s Board of Directors since 2000 and serves on the Audit, Compensation, and Nominating and Corporate Governance Committees.

The Company also announced that James P. McCloskey has resigned as the Company’s Senior Vice President. A description of the terms of Mr. McCloskey’s resignation are included under Item 1.01 and incorporated by herein by reference.

These management and governance changes follow an internal investigation conducted by a special committee (the “Special Committee”) of the Company’s Board of Directors relating to use of chartered aircraft and travel and entertainment expenses. The Special Committee, which retained independent counsel to conduct the investigation, identified various expenses by Mr. Snyder that were inconsistent with Company policies or that lacked sufficient documentation. Mr. Snyder has agreed to reimburse the Company for such expenses following completion of the Special Committee’s review. The Company has notified the Securities and Exchange Commission of the internal investigation.

The Company believes that the expense amounts involved are not material to the Company’s financial position or results of operations. In conjunction with Mr. Snyder’s retirement and Mr. McCloskey’s resignation, the Company will record a non-cash charge in the third quarter of 2005 of approximately $2.8 million, or $1.8 million net of tax, for stock options that were accelerated and exercised in 2002.

A copy of the press release announcing the appointment of Mr. Mullen as Chairman and Chief Executive Officer, the retirement of Mr. Snyder, the appointment of Mr. Harvey as Lead Director, the elevation of Mr. Houseman to President and Chief Operating Officer, and the resignation of Mr. McCloskey is filed with this report as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit Number	Description
10.1	Retirement and General Release Agreement between the Company and Michael J. Snyder, dated August 10, 2005.

10.2	Resignation and General Release Agreement between the Company and James P. McCloskey, dated August 10, 2005.

99.1	Press Release dated August 11, 2005, issued by the Company regarding results of operations.

99.2	Press Release dated August 11, 2005, issued by the Company regarding management changes.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROBIN GOURMET BURGERS, INC., a Delaware corporation

By: /s/ Katherine L. Scherping
Date: August 11, 2005	Chief Financial Officer